EXHIBIT 10.6

ACQUISITION OF MULTI-CARRIER COMMUNICATIONS, INC. by RIM SEMICONDUCTOR COMPANY

AGREEMENT AND PLAN OF ACQUISITION

This Agreement and Plan of Acquisition (Agreement) is entered into by and between Multi-Carrier Communications, Inc., a Florida corporation, (MCCI), UTEK CORPORATION, a Delaware corporation, (UTEK), and Rim Semiconductor Company, a Utah corporation, (RSMI).

WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of MCCI (MCCI Shares); and

WHEREAS, before the Closing Date, MCCI will acquire the license for the fields of use as described in the License Agreement and the sponsored research as described in the Sponsored Research Agreement and which are attached hereto as part of Exhibit A and made a part of this Agreement (Agreements) and the rights to develop and market a proprietary technology for the fields of uses specified in the License Agreement (Technology).

WHEREAS, the parties desire to provide for the terms and conditions upon which MCCI will be acquired by RSMI in a stock-for-stock exchange (Acquisition) in accordance with the respective corporation laws of their state, upon consummation of which all MCCI Shares (as defined below) will be owned by RSMI, and all issued and outstanding MCCI Shares will be exchanged for common stock of RSMI with terms and conditions as set forth more fully in this Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies as a tax-free reorganization within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (Code).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

ARTICLE 1
THE STOCK-FOR-STOCK ACQUISITION

1.01  The Acquisition

(a)  Acquisition Agreement.  Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all MCCI Shares shall be acquired from UTEK by RSMI in accordance with the respective corporation laws of their state and the provisions of this Agreement and the separate corporate existence of MCCI, as a wholly-owned subsidiary of RSMI, shall continue after the closing.

(b)  Effective Date. The Acquisition shall become effective (Effective Date or Closing Date) upon the execution of this Agreement and closing of the transaction.

1.02  Exchange of Stock. At the Effective Date, by virtue of the Acquisition, all of the MCCI Shares that are issued and outstanding at the Effective Date shall be exchanged for 150,000,000 unregistered shares of common stock of RSMI.

1.03  Effect of Acquisition.  At and after the Effective Date, the holder of each certificate of common stock of MCCI shall cease to have any rights as a shareholder of MCCI.

1.04  Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall take place March 24, 2008.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.01  Representations and Warranties of UTEK and MCCI.  UTEK and MCCI represent and warrant to RSMI that the facts set forth below are true and correct, and will be true and correct as of the Effective Date:

(a)           Organization. MCCI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of MCCI have been provided to RSMI and such documents are presently in effect and have not been amended or modified.

(b)           Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of MCCI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and MCCI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

(c)           Capitalization.  The authorized capital of MCCI consists of 1,000,000 shares of common stock with a par value $.01 per share (MCCI Shares). At the date of this Agreement, 1,000 MCCI Shares are issued and outstanding and held of record and beneficially by UTEK, free and clear of all liens, encumbrances, restrictions and claims of very kind. UTEK has full legal right, power and authority to sell, assign transfer and convey the MCCI shares so owned by UTEK in accordance with the terms and conditions of this Agreement. The delivery to RSMI of the MCCI shares so owned by UTEK pursuant to the provisions of this Agreement will transfer to RSMI valid title thereto, free and clear of any and all adverse claims. All issued and outstanding MCCI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. MCCI is not authorized to issue any preferred stock. All dividends on MCCI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring MCCI to issue any MCCI Shares or securities convertible into MCCI Shares to anyone for any reason whatsoever. None of the MCCI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(d)           Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which MCCI or UTEK is a party and will not create a default under any such obligation or under any agreement to which MCCI or UTEK is a party.  This Agreement constitutes a legal, valid and binding obligation of MCCI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor’s rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(e)           Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of MCCI and UTEK’s knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of MCCI.

(f)           No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by MCCI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, MCCI or UTEK’s articles of incorporation or bylaws, the Technology, the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which MCCI or UTEK is a party or by which MCCI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

(g)           Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by MCCI and UTEK or performance of the obligations of MCCI and UTEK hereunder or under any other agreement to which MCCI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to MCCI or its assets or business.

(h)           Title to Assets. MCCI has or has agreed to enter into the agreements as listed on Exhibit A attached hereto. These agreements and the assets shown on the balance sheet of attached Exhibit B are the sole assets of MCCI. MCCI has or will by the Effective Date have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever.

(i)            Intellectual Property

(1)     The University of Queensland & The University of Sydney represented by UNIQUEST Pty Limited (UNIQUEST) respectively owns and has license to the Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect US Patent Application No. 2005/0047323 priority date 19th June, 2003, Titled “Low Complexity Multi-Channel Modulation Method and Apparatus” Inventors: Dr. I. Vaughan L. Clarkson & Dr. Iain B. Collings; (the Patent) with respect to the inventions listed in Exhibit A hereto (the Inventions).

(2)  The License Agreement between UNIQUEST and MCCI covering the Inventions will be legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

(3)  Except as otherwise set forth in this Agreement, RSMI acknowledges and understands that MCCI and UTEK make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties, and as of this date;

(4)  Neither MCCI nor UTEK has received a written communication from any individual, corporation, proprietorship, firm, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated organization, governmental authority or other entity (“Person”) alleging that the Technology and Intellectual Property contained in the License Agreement violate any material rights relating to Intellectual Property of any Person.

(5)  To the knowledge of MCCI and UTEK, and without any independent investigation, the validity or enforceability of the Patent or any of the Technology and Intellectual Property contained in the License Agreement, or the ownership thereof, has not been questioned in any action, suit, arbitration, proceeding or other litigation commenced or, to the Sellers’ knowledge, threatened by any Person or governmental authority (“Proceeding”) and, to the knowledge of MCCI and UTEK, no such Proceeding is currently threatened, and neither MCCI nor UTEK has received a written communication from any Person (A) asserting an ownership interest in any of the Technology and Intellectual Property contained in the License Agreement, or (B) alleging that any of the Technology and Intellectual Property contained in the License Agreement is invalid or unenforceable.

(6)  Except as otherwise expressly set forth in this Agreement, MCCI and UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

(j)           Liabilities of MCCI. MCCI has no assets, no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

(k)           Financial Statements. The unaudited financial statements of MCCI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly MCCI’s financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. MCCI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of MCCI except as specifically set forth in the financial statements and the other attached schedules and exhibits.  There is no information known to MCCI or UTEK that would prevent the financial statements of MCCI from being audited in accordance with generally accepted accounting principles.

(l)            Taxes. All returns, reports, statements and other similar filings required to be filed by MCCI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of MCCI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from MCCI by any taxing authority, have been properly paid, except to the extent reflected on MCCI’s financial statements, where MCCI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. MCCI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is MCCI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. MCCI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. MCCI has made all deposits required by law to be made with respect to employees’ withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon MCCI. MCCI is not and has never been a party to any tax sharing agreements with any other person or entity.

(m)           Absence of Certain Changes or Events. From the date of the latest balance sheet of MCCI provided to RSMI until the Closing Date, MCCI has not, and without the written consent of RSMI, it will not have:

(1)           Sold, encumbered, assigned, let lapsed or transferred any of its material assets, including without limitation the Intellectual Property, the License Agreement or any other material asset;

(2)           Amended or terminated the License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the License Agreement or any other material agreement;

(3)           Suffered any damage, destruction or loss whether or not in control of MCCI;

(4)           Made any commitments or agreements for capital expenditures or otherwise;

(5)           Entered into any transaction or made any commitment not disclosed to RSMI in writing;

(6)           Incurred any obligation or liability for borrowed money;

(7)           Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) of the assets or liabilities or business of MCCI; or

(8)           Taken any action, which could reasonably be foreseen to make any of the representations or warranties made by MCCI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

(n)           Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between MCCI and a third party. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound (Contracts), has been provided to RSMI and such agreements are or will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of MCCI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. MCCI is not in default of any of the Contracts. In addition:

(1)           There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to MCCI; and

(2)           There are no outstanding operating agreements, lease agreements or similar agreements by which MCCI is bound; and

(3)           The complete final License Agreement will be provided to RSMI; and

(4)           Except as set forth in (3) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

(5)           There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of MCCI’s property; and

(6)           There are no breaches of any agreement to which MCCI is a party.

(o)           Compliance with Laws. MCCI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

(p)           Litigation.  There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of MCCI or UTEK, threatened against MCCI, the Technology, or  License Agreement, affecting its assets or business (financial or otherwise), and neither MCCI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of MCCI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of MCCI or the transactions contemplated.

(q)           Employees. MCCI has no and never had any employees. MCCI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. MCCI is not in violation of any law, regulation relating to employment of employees.

(r)           Adverse Effect. Neither MCCI nor UTEK has any knowledge of any or threatened existing occurrence, action or development that could cause a material adverse effect on MCCI or its business, assets or condition (financial or otherwise) or prospects.

(s)           Employee Benefit Plans.  MCCI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

(t)           Books and Records. The books and records of MCCI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

(u)           No Broker’s Fees. Neither UTEK nor MCCI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

(v)           Full Disclosure.   All representations or warranties of UTEK and MCCI are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date.  No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

2.02  Representations and Warranties of RSMI.  RSMI represents and warrants to UTEK and MCCI that the facts set forth are true and correct.

(a)           Organization.  RSMI is a corporation duly organized, validly existing and in good standing under the laws of Utah, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

(b)           Authorization.  The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of RSMI; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

(c)           Capitalization. The authorized capital of RSMI consists of 900,000,000 (Nine Hundred Million) shares of common stock with a par value $0.001 per share (RSMI Common Shares) and 15,000,000 (Fifteen Million) shares of preferred stock with a par value of $0.01 per share (RSMI Preferred Shares). On the Effective Date of the Acquisition (686,182,134) RSMI Common Shares (which will include the 150,000,000 RSMI Common Shares to be issued at the Closing of the Acquisition) will be issued and outstanding. The RSMI Common Shares outstanding have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. No RSMI Preferred Shares are outstanding.

(d)          Anti Dilution Adjustments. UTEK currently owns 60,000,000 RSMI Common Shares, and will be acquiring 150,000,000 unregistered RSMI Common Shares; and based on a total of (686,182,134) issued RSMI Common Shares (on an as converted basis) this total will represent a 30.6% ownership position in RSMI Common shares as of March 24, 2008 on an “as if converted basis”. For a period of twelve months from the Effective Date of this Agreement, the aggregate number of RSMI Common Shares that UTEK has received shall be adjusted proportionately by the Board of Directors of RSMI for any increase in the number of outstanding RSMI Common Shares resulting from the issuance of any additional equity securities by the Company to any of its current list of management and directors as of the Effective Date, other than for previously agreed to disbursements prior to the Effective Date of this agreement.

For purposes in this Agreement, “as if converted basis” shall mean total outstanding common shares after giving effect to the conversion of all outstanding equity securities including preferred stock or other convertible instruments.

(e)           Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which RSMI is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of RSMI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor’s rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(f)           Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of RSMI.

(g)           No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by RSMI with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of RSMI’s  corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

(h)           Consents. Assuming the correctness of UTEK and MCCI’s representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to RSMI or its assets or business.

(i)           Financial Statements. The financial statements of RSMI included in its reports available on the EDGAR Website of the Securities and Exchange Commission on Form 10-KSB filed on February 5, 2007 for the fiscal year ended October 31, 2006, Form 10-QSB filed on March 14, 2007 for the quarter ended January 31, 2007, Form 10-QSB filed on June 13, 2007 for the quarter ended April 30, 2007, Form 10-QSB filed on September 14, 2007 for the quarter ended July 31, 2007, and RSMI’s definitive proxy statement filed on April 2, 2007, together with all subsequent filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the Reports) contain all material information relating to RSMI and its operations and financial condition as of their respective dates which information is required to be disclosed therein.  Since the date of the financial statements included in the Reports, and except as modified in the Schedules hereto, there has been no material adverse changes relating to RSMI’s business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(j)           Full Disclosure. All representations or warranties of RSMI are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

(k)           Compliance with Laws. RSMI is in compliance in all material respects with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

(l)           Litigation.   There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of RSMI, threatened against RSMI materially affecting its assets or business (financial or otherwise), and RSMI is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or, to RSMI’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business. Except as disclosed in its Reports, RSMI has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse affect on RSMI or its business, assets or condition (financial or otherwise) or prospects.

(m)           Development.  RSMI agrees and warrants that it has the expertise necessary to and has had the opportunity to independently evaluate the inventions of the Licensed Technology and has the expertise necessary to develop same for the market.

(n)           Investment Company Status RSMI is not an investment company, either registered or unregistered.

2.03  Investment Representations of UTEK. UTEK represents and warrants to RSMI that:

(a)           General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in RSMI Common Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in RSMI Common Shares, including the risk of a total loss of the investment in RSMI Common Shares. The acquisition of RSMI Common Shares is for its own account and is for investment and not with a view to the distribution of this Agreement. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to RSMI is true and correct. It has conducted all investigations and due diligence concerning RSMI to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of RSMI concerning RSMI Common Shares and the business and financial condition of and prospects for RSMI, and the officers and directors of RSMI have adequately answered all questions asked and made all relevant information available to them. UTEK is an accredited investor, as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)           Stock Transfer Restrictions.  UTEK acknowledges that the RSMI Common Shares will not be registered and UTEK will not be permitted to sell or otherwise transfer the RSMI Common Shares in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing RSMI Common Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS UTEK CORPORATION HAS OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

 (c)   Legend.  Subject to the new Rule 144 restrictions, 6 months following the stock acquisition described herein, RSMI agrees to and shall direct its transfer agent to remove the above legend upon the issuance by UTEK's legal counsel that the above legend can be removed from UTEK's RSMI Common Shares.  RSMI agrees to and promptly shall provide any information requested by UTEK or UTEK's counsel and to make further direction to its transfer agent as necessary for such issuance of an opinion regarding removal of the legend or the sale of such restricted shares under Rule 144 or other available exemption from registration.

(d)   In the event that RSMI wrongfully  fails to direct its transfer agent to remove the legend within fifteen (15) days of request by UTEK, RSMI shall be liable to an additional fee of ten percent (10%) of the current value of the shares held by UTEK, determined based on the closing price of the shares on the fifteenth day after the request is deemed received by RSMI, as well as any and all attorney fees and costs that UTEK may incur as a result of RSMI failing to comply in this request.

ARTICLE 3
TRANSACTIONS PRIOR TO CLOSING

3.01  Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and if necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken by each party shall be provided to the other party.

3.02      Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other party’s reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

3.03      Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

3.04      Covenants. Except as permitted in writing, prior to Closing each party agrees that it will:

(a)           Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

(b)           Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

(c)           Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

ARTICLE 4
CONDITIONS PRECEDENT

The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

4.01  Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

4.02.     Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

4.03.     There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenges the right, title and interest of UTEK in the MCCI Shares or the right of MCCI or UTEK to consummate the Acquisition contemplated hereunder.

4.04.     The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

4.05.     The Technology and Intellectual Property has been prosecuted in good faith with reasonable diligence.

4.06.     The License Agreement will be valid and in full force and effect without any default in this Agreement.

4.07.     RSMI shall have received, at or prior to the Closing Date, each of the following:

(a)           the stock certificates representing all of the currently issued and outstanding MCCI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for transfer of such shares to RSMI;

(b)           all corporate records and documentation relating to MCCI’s business, all in a form and substance satisfactory to RSMI, including its Articles of Incorporation and Bylaws;

(c)           such agreements, files and other data and documents pertaining to MCCI’s  business as RSMI may reasonably request;

(d)           copies of the general ledgers and books of account of MCCI, and all federal, state and local income, franchise, property and other tax returns filed by MCCI since the inception of MCCI;

(e)           certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of MCCI in Florida;

(f)            the original corporate minute books of MCCI, including the articles of incorporation and bylaws of MCCI, and all other documents filed in this Agreement;

(g)           all consents, assignments or related documents of conveyance to give RSMI the benefit of the transactions contemplated hereunder;

(h)           such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of RSMI and MCCI, and

(i)            such other documents, instruments or certificates as RSMI, or their counsel may reasonably request.

4.08.    RSMI shall have completed due diligence investigation of MCCI to RSMI’s satisfaction in their sole discretion.

4.09.    RSMI shall receive the resignation effective the Closing Date of each director and officer of MCCI.

4.10     MCCI’s assets at the time of Closing will include US $300,000 in cash, which sum shall belong absolutely and unconditionally to MCCI through and after the Closing.

ARTICLE 5
INDEMNIFICATION AND LIABILITY LIMITATION

5.01.     Survival of Representations and Warranties.

(a)    The representations and warranties made by UTEK and MCCI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

(b)    The representations and warranties made by RSMI shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

5.02  Limitations on Liability.  RSMI agrees that UTEK shall not be liable under this agreement to RSMI or their respective successor’s, assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of UTEK or its employees.  In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this agreement, nor shall UTEK be liable for incidental or consequential damages of any kind.  RSMI shall indemnify UTEK, and hold UTEK harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorneys fees and expenses (“Losses”), arising in any manner out of or in connection with the rendering of services by UTEK under this Agreement, unless it is finally judicially determined that such Losses resulted from the gross negligence or willful misconduct of UTEK. The terms of this paragraph shall survive the termination of this agreement and shall apply to any controlling person, director, officer, employee or affiliate of UTEK.

5.03  Indemnification.  RSMI agrees to indemnify and hold harmless UTEK and its subsidiaries and affiliates and each of its and their officers, directors, principals, shareholders, agents, independent contactors and employees (collectively “Indemnified Persons”) from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation) arising out of or relating to  matters arising from this Agreement, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.

(a)           Limitation of Liability.  RSMI agrees that no Indemnified Person shall have any liability as a result of the execution and delivery of this Agreement, or other matters relating to or arising from this Agreement, other than liabilities that shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.  Without limiting the generality of the foregoing, in no event shall any Indemnified Person be liable for consequential, indirect or punitive damages, damages for lost profits or opportunities or other like damages or claims of any kind.  In no event shall UTEK's liability exceed the total amount of the consideration paid to UTEK under this Agreement.

ARTICLE 6
REMEDIES

6.01  Specific Performance. Each party’s obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

6.02  Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE 7
ARBITRATION

In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in the State of Florida.  The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.  The arbitrators shall be selected as follows: one by RSMI, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

ARTICLE 8
MISCELLANEOUS

8.01.  No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

8.02.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.03.  Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

8.04.  This Agreement shall be governed by and construct in accordance with the laws of the State of Oregon without regard to principles of conflicts of law.

8.05.  This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

8.06.  Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

8.07.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.08.  This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

8.09  Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

RIM SEMICONDUCTOR COMPANY	MULTI-CARRIER COMMUNICATIONS, INC.

By: /s/ Brad Ketch	By: /s/ Joel Edelson
Brad Ketch,	Joel Edelson
Chief Executive Officer	President
Address:	Address:
305 NE 102ND Avenue, Suite 350	2109 East Palm Avenue
Portland, Oregon 97220	Tampa, Florida 33605

Date: March 24, 2008	Date: 3-24-08

UTEK CORPORATION

By: /s/ Douglas Schaedler
Douglas A. Schaedler
Chief Operating Officer

Address:
2109 East Palm Avenue
Tampa, Florida 33605

Date: _________________________

EXHIBIT A

Outstanding Agreements
From the University of Queensland

1)  License Agreement

2)  Sponsored Research Agreement